SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2011

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2011, the Board of Directors of Vectren Corporation (the “Company”) elected a new director, Robert G. Jones.  Mr. Jones has not yet been assigned to Board committees.  He has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are there any arrangements or understandings with other persons pursuant to which he was selected as a director.

Mr. Jones will be compensated for his service on the Board of Directors of the Company and any committee of the Board on which he serves in accordance with the Company's compensation arrangements for non-employee directors. Non-employee directors of the Company receive a cash retainer of $45,000 per year for service on the Board. The fees are paid in the form of a monthly retainer of $3,750. Each May 1, non-employee directors also receive an annual grant of restricted stock units, with the grant to be made in 2011 being valued at approximately $50,000.  Committee chairs, with the exception of the Audit and Risk committee chair and the Compensation and Benefits committee chair, receive an additional cash retainer of $5,000 per year, which is paid in the form of a monthly retainer of $416.66.  The chair of the Audit and Risk committee receives an additional cash retainer of $10,000 per year, which is paid in the form of a monthly retainer of $833.33 and the chair of the Compensation and Benefits committee receives an additional cash retainer of $7,000 per year, which is paid in the form of a monthly retainer of $583.33.  Non-employee directors also receive a fee of $1,250 for each Company Board meeting attended.  Each non-employee member of a committee of the Board, including the committee chair, is paid a fee of $1,250 for each meeting of the committee attended.
The lead non-employee director is paid a fee of $1,250 for each Company Board meeting.  Mr. Jones will also be eligible to receive any restricted stock grants under the Vectren Corporation At Risk Plan which may be granted to non-employee directors during his term. The Company pays the travel and accommodation expenses of non-employee directors to attend meetings and other corporate functions, along with any taxes related to such payments. Such travel may be by Company aircraft if available.

A copy of the press release is attached and filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2011, the Board of Directors of the Company adopted an amendment to its Code of By-Laws.   Effective on February 2, 2011, Section 4.1 was amended to increase the number of Board Members from 12 to 13.  The Code of By-Laws as most recently amended is attached as Exhibit 3.1.

Item 9.01.    Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Code of By-Laws of Vectren Corporation as Most Recently Amended as of February 2, 2011
99.1	Vectren elects Robert G. Jones to the board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
February 4, 2011

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.02:

Exhibit Number	Description
3.1	Code of By-Laws of Vectren Corporation as Most Recently Amended as of February 2, 2011
99.1	Vectren elects Robert G. Jones to the board of directors